Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Qlik Technologies Inc. 2004 Omnibus Stock Option and Award Plan, 2007 Omnibus Stock Option and Award Plan and 2010 Equity Incentive Plan of our report dated April 1, 2010, with respect to the consolidated financial statements of Qlik Technologies Inc. included in its Registration Statement (Form S-1 No. 333-165844) and related Prospectus dated July 15, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Philadelphia, PA
July 16, 2010